Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-143146 and 333-108509) and Form S-3 (Nos. 333-158390 and 333-118552) of Journal Communications, Inc. of our report dated March 9, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
March 9, 2012